SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 to 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   August 31, 1994


                                  MESTEK, INC.
               (Exact name of registrant as specified in Charter)



Pennsylvania                          1-448                       25-0661650
(state of jurisdiction of    (Commission File Number)            (IRS Employer
incorporation)                                               Identification No.)



260 North Elm Street, Westfield, Massachusetts                      01085
(Address of principal executive offices)                          (zip code)


Registrant's telephone number, including area code (413) 568-9571


                                 Not Applicable
          (Former name or former address, if changed since last report)

Disclosure required under Item 304 of regulation S-K  (Item 4 of Form 8-K)



Item 5.    Other Events.


On August 31, 1995, Mestek, Inc. ("Mestek"), completed the sale of 30% of the outstanding common stock of Chester Environmental, Inc. ("Chester"), a Pennsylvania corporation headquartered in Pittsburgh, Pennsylvania. Chester is engaged in environmental engineering and consulting.

Prior to August 1993, Chester was a wholly owned subsidiary of Mestek. Mestek sold 70% of Chester's common stock to Duquesne Enterprises, Inc. ("Duquesne") in 1993, and this redemption of the remaining 30% of Chester's common stock by Chester, liquidates Mestek's interest in Chester.

In this disposition of its 30% interest in Chester, Mestek received $6,000,000 from Chester. Simultaneously with this disposition Mestek settled in full certain indemnities and guarantees of Chester accounts receivable that Mestek undertook in the 1993 transaction. Mestek had reserved for the amount of the adjustment, and consequently there will be only minimal effects on Mestek's financial statements.

This  disposition  completes  Mestek's  exit  from  the  environmental  services segment. The company's three remaining business segments are: Heating, Ventilating, and Air Conditioning (HVAC); Computer Systems; and Coil Handling Equipment.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  Mestek, Inc.





Dated:   September 15, 1995               By:___STEPHEN M. SHEA________________
                                                Stephen M. Shea
                                                Senior Vice President - Finance,
                                                Chief Financial Officer